#398 Putnam Intermediate U.S. Government Income Fund
5/31/04 semi annual

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A

Putnam Management has agreed to assume certain expenses incurred by the fund in connection with allegations of improper short term trading activity. During the funds fiscal period, legal, shareholder servicing and communication, audit, and Trustee fees incurred by the fund and assumed by Putnam Management were $18,365.



72DD1 (000s omitted)

Class A	 	$3,138
Class B         1,235
Class C            98

72DD2 (000s omitted)

Class M		$   83
Class R		     0
Class Y		 1,569

73A1

Class A		$0.040885
Class B 		 0.025297
Class C		 0.021488

73A2

Class M 		$0.036976
Class R		 0.035802
Class Y		 0.047381

74U1 (000s omitted)

Class A		 71,899
Class B		 42,638
Class C		  3,774

74U2 (000s omitted)

Class M		  1,937

Class R		      2
Class Y		 32,869

74V1

Class A		$5.10
Class B		 5.11
Class C		 5.10

74V2

Class M		$5.12
Class R		 5.10
Class Y		 5.09